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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT


We consent to the use in this Amendment No. 2 to Form SB-2 Registration Statement of TMSF Holdings, Inc. of our report, dated March 12, 2003, appearing in the Prospectus, which is part of this Registration Statement, relating to the financial statements appearing elsewhere in this Registration Statement.


We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
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    SINGER LEWAK GREENBAUM & GOLDSTEIN LLP



Los Angeles, California
June 10, 2003